Exhibit 99.1

LHC Group Announces Second Quarter 2018 Financial Results

Affirms 2018 Guidance and Remains on Track with Merger Integration and Synergies

LAFAYETTE, La.--(BUSINESS WIRE)--August 1, 2018--LHC Group, Inc. (NASDAQ: LHCG) announced its financial results for the three and six months ended June 30, 2018.

Financial Results for the Second Quarter of 2018

  Net service revenue increased 95.0% to a record $502.0 million compared with $257.5 million in the second quarter of 2017.
  Net income attributable to LHC Group’s common stockholders was $16.8 million, a 48.7% increase from $11.3 million in the second quarter of 2017. Net income attributable to LHC Group’s common stockholders per diluted share was $0.55, a decrease of 12.7% from $0.63 in the second quarter of 2017, on a 71.1% increase in weighted average diluted shares outstanding as well as the effect of costs and expenses described within our adjusted results below.
  Adjusted net income attributable to LHC Group’s common stockholders was $25.8 million, up 128.3% from $11.3 million in the second quarter of 2017. Adjusted net income attributable to LHC Group’s common stockholders per diluted share was $0.84, a 33.3% increase from $0.63 in the second quarter of 2017. (1)
  Adjusted results for the second quarter of 2018 exclude transaction and other transition related costs, expenses related to certain closures and relocations and the income tax effect of adjustments to income due to certain deal and transaction costs that are not deductible, in the aggregate amount of $9.0 million after tax, or $0.29 per diluted share.
  On April 1, 2018, closed on the Almost Family merger. The transaction integration and synergies remain on track resulting in 12% to 15% accretion from the merger for fiscal year 2018.
(1) See “Reconciliation of Non-GAAP Measures – Adjusted net income attributable to LHC Group” to GAAP results on page 10.

Operational and Strategic Highlights

  LHC Group quality and patient satisfaction results continue to exceed the national average with 98% of its same store locations having CMS Quality Star ratings of four stars or greater.
  Total growth in home health admissions was 98.0%; organic growth was 7.9%.
  Total growth in home health revenue was 88.6%; organic growth was 9.0%.
  Total growth in hospice admissions was 40.4%; organic growth was 2.5%.
  On May 1, 2018, completed a joint venture with St. Mary’s Health Network to purchase and share ownership of St. Mary’s Home Care Service in Reno, Nevada, followed by a similar agreement on August 1, 2018, for St. Mary’s Hospice, also in Reno, Nevada.
  On August 1, 2018, completed a joint venture with Capital Region Medical Center in Jefferson City, Missouri, to purchase and share ownership of Capital Region Home Health.

Commenting on the results, Keith G. Myers, LHC Group’s Chairman and Chief Executive Officer, said, “We are very pleased with our strong growth for the second quarter and with the progress we are making in post-merger integration of Almost Family locations as we deploy the same company-wide commitment to quality, growth and efficiency that has led to industry leading performance and to decades of experience in partnering with hospitals and health systems. Our results to date demonstrate that the integration is on track and that our overall growth strategy is delivering on multiple fronts. The opportunities for growth across all service lines are as strong as ever as we continue to leverage our scale, clinical and operational expertise and national in-home healthcare platform to deliver measurable value for partners, payers and, most importantly, for the patients, families and communities we are privileged to serve.”

Fiscal Year 2018 Guidance

The Company re-affirmed its guidance for fiscal year 2018 issued on May 2, 2018. Net service revenue is expected to be in a range of $1.81 billion to $1.86 billion, and adjusted earnings per diluted share is expected to be in a range of $3.45 to $3.55. The guidance assumes the following:

  The Company expects to achieve a total of $25 million in pre-tax synergies in connection with the Almost Family transaction, with $8 million to $12 million realized in 2018 (of which approximately $2 million has been realized through the second quarter of 2018);
  An estimated effective tax rate of 28% to 29%, which reflects the positive impact from passage of the Tax Cuts and Jobs Act of 2017; and
  Weighted average diluted shares of approximately 28.0 million.

The Company’s guidance ranges do not take into account the impact of future reimbursement changes, if any, future acquisitions, if made, de novo locations, if opened, or future legal expenses, if necessary. The adjusted earnings guidance for 2018 is presented on a non-GAAP basis, as it does not include the impact of transaction related costs, integration related expenses or other expenses related to the merger or other acquisitions. Given the difficulty in predicting the future amount and timing of merger related expenses, the Company cannot reasonably provide a full reconciliation of its fiscal year 2018 adjusted earnings per share guidance to GAAP earnings per share.

Commenting on the 2018 outlook, Joshua L. Proffitt, LHC Group’s Chief Financial Officer, added, “The full year is unfolding much like we anticipated with a combination of strong organic and adjusted earnings growth driven by high quality service, realization of transaction synergies and improved operations. We are pleased with the size and quality of our acquisition pipeline and expect that we will build on the pace we have set through the balance of the year as we continue to demonstrate the value proposition we are uniquely positioned to deliver with our national in-home healthcare platform.”

Conference Call

LHC Group will host a conference call on Thursday, August 2, 2018, at 11:00 a.m. Eastern time to discuss its second quarter 2018 results. The toll-free number to call for this interactive teleconference is (866) 393-1608 (international callers: (973) 890-8327). A telephonic replay of the conference call will be available through midnight on August 9, 2018, by dialing (855) 859-2056 (international callers: (404) 537-3406) and entering confirmation number 3998663.

A live broadcast of LHC Group’s conference call will be available under the Investor Relations section of the Company’s website, www.LHCgroup.com. A one-year online replay will be available approximately an hour following the conclusion of the live broadcast.

About LHC Group, Inc.

LHC Group, Inc. is a national provider of in-home healthcare services and innovations, providing quality, value-based healthcare to patients primarily within the comfort and privacy of their home or place of residence. LHC Group’s services cover a wide range of healthcare needs for patients and families dealing with illness, injury, or chronic conditions. The company’s approximately 30,000 employees deliver home health, hospice, home and community based services, and facility-based services from approximately 780 locations in communities in 37 states. Through its healthcare innovations business, LHC Group drives increased utilization of home healthcare and enhances patient and caregiver engagement. LHC Group is the preferred in-home healthcare partner for 76 health systems, consisting of 337 leading hospitals around the country.

Forward-looking Statements

This press release contains “forward-looking statements” (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of the Company, or anticipated benefits of the transaction. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “will,” “estimates,” “may,” “could,” “should” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to: our 2018 revenue and earnings guidance, statements about the benefits of the merger, including anticipated earnings accretion, synergies and cost savings and the timing thereof; the Company’s plans, objectives, expectations, projections and intentions; and other statements relating to the transaction that are not historical facts. Forward-looking statements are based on information currently available to the Company and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the merger, these risks, uncertainties and factors include, but are not limited to: the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on integration-related issues; and the risk that costs associated with the integration of the businesses are higher than anticipated. With respect to the Company’s businesses, these risks, uncertainties and factors include, but are not limited to: changes in, or failure to comply with, existing government regulations that impact the Company’s businesses; legislative proposals for healthcare reform; the impact of changes in future interpretations of fraud, anti-kickback, or other laws; changes in Medicare and Medicaid reimbursement levels; changes in laws and regulations with respect to Accountable Care Organizations; changes in the marketplace and regulatory environment for Health Risk Assessments; decrease in demand for the Company’s services; the potential impact of the transaction on relationships with customers, joint venture and other partners, competitors, management and other employees, including the loss of significant contracts or reduction in revenues associated with major payor sources; ability of customers to pay for services; risks related to any current or future litigation proceedings; potential audits and investigations by government and regulatory agencies, including the impact of any negative publicity or litigation; the ability to attract new customers and retain existing customers in the manner anticipated; the ability to hire and retain key personnel; increased competition from other entities offering similar services as offered by the Company; reliance on and integration of information technology systems; ability to protect intellectual property rights; impact of security breaches, cyber-attacks or fraudulent activity on the Company’s reputation; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the risks associated with the Company’s expansion strategy, the successful integration of recent acquisitions, and if necessary, the ability to relocate or restructure current facilities; and the potential impact of an economic downturn or effects of tax assessments or tax positions taken, risks related to goodwill and other intangible asset impairment, tax adjustments, anticipated tax rates, benefit or retirement plan costs, or other regulatory compliance costs.

Many of these risks, uncertainties and assumptions are beyond the Company’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the Company on the date they are made, and the Company does not undertake any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. The Company does not give any assurance (1) that the Company will achieve its guidance or expectations, or (2) concerning any result or the timing thereof. All subsequent written and oral forward-looking statements concerning the transaction or other matters and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

LHC GROUP, INC. AND SUBSIDIARIES, CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except share data)

	June 30, 2018	Dec. 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash	$15,370	$2,849
Receivables:
Patient accounts receivable	280,490	161,898
Other receivables	7,647	3,163
Amounts due from governmental entities	830	830
Total receivables	288,967	165,891
Prepaid income taxes	5,086	7,006
Prepaid expenses	23,713	13,042
Other current assets	17,300	12,177
Total current assets	350,436	200,965
Property, building and equipment, net of accumulated depreciation of $49,173 and $43,565, respectively	64,898	46,453
Goodwill	1,118,777	392,601
Intangible assets, net of accumulated amortization of $14,094 and $13,041, respectively	325,137	134,610
Assets held for sale	2,850	─
Other assets	19,572	19,073
Total assets	$1,881,670	$793,702

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$76,800	$39,750
Salaries, wages, and benefits payable	99,881	44,747
Self-insurance reserve	26,332	12,450
Current portion of long-term debt	12,617	286
Amounts due to governmental entities	4,375	5,019
Total current liabilities	220,005	102,252
Deferred income taxes	34,022	27,466
Income taxes payable	3,851	─
Revolving credit facility	242,000	144,000
Long term notes payable	265	─
Total liabilities	500,143	273,718
Noncontrolling interest – redeemable	17,032	13,393
Stockholders’ equity:
LHC Group, Inc. stockholders’ equity:
Preferred stock – $0.01 par value: 5,000,000 shares authorized; none issued or outstanding	─	─
Common stock – $0.01 par value; 60,000,000 and 40,000,000 shares authorized in 2018 and 2017, respectively; 35,592,424 and 22,640,046 shares issued in 2018 and 2017, respectively	355	226
Treasury stock – 4,953,665 and 4,890,504 shares at cost, respectively	(46,344)	(42,249)
Additional paid-in capital	923,655	126,490
Retained earnings	386,193	364,401
Total LHC Group, Inc. stockholders’ equity	1,263,859	448,868
Noncontrolling interest – non-redeemable	100,636	57,723
Total equity	1,364,495	506,591
Total liabilities and equity	$1,881,670	$793,702

LHC GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Amounts in thousands, except share and per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net service revenue	$502,024	$257,535	$793,078	$501,784
Cost of service revenue	329,646	161,158	518,264	315,528
Gross margin	172,378	96,377	274,814	186,256
General and administrative expenses	141,350	73,552	233,381	145,563
Operating income	31,028	22,825	41,433	40,693
Interest expense	(3,202)	(840)	(4,652)	(1,620)
Income before income taxes and noncontrolling interest	27,826	21,985	36,781	39,073
Income tax expense	7,170	7,792	8,147	12,965
Net income	20,656	14,193	28,634	26,108
Less net income attributable to noncontrolling interests	3,859	2,889	6,842	5,337
Net income attributable to LHC Group, Inc.’s common stockholders	$16,797	$11,304	$21,792	$20,771

Earnings per share attributable to LHC Group, Inc.’s common stockholders:
Basic	$0.55	$0.64	$0.90	$1.17
Diluted	$0.55	$0.63	$0.89	$1.16

Weighted average shares outstanding:
Basic	30,497,501	17,728,567	24,178,781	17,686,134
Diluted	30,742,293	17,964,387	24,403,310	17,911,723

LHC GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Amounts in thousands) (Unaudited)

	Six Months Ended June 30,
	2018	2017

Operating activities:
Net income	$28,634	$26,108
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	7,548	6,348
Stock-based compensation expense	3,919	3,077
Deferred income taxes	1,714	2,522
(Loss) gain on disposal of assets	(126)	154
Impairment of intangibles	778	─
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(18,897)	(1,926)
Prepaid expenses and other assets	(6,521)	(2,329)
Prepaid income taxes	4,624	(3,296)
Accounts payable and accrued expenses	8,729	15,119
Income taxes payable	─	(3,499)
Net amounts due to/from governmental entities	(704)	498
Net cash provided by operating activities	29,698	42,776

Investing activities:
Purchases of property, building and equipment	(13,760)	(5,341)
Cash acquired from business combination, net of cash paid	13,086	─
Advanced payments on acquisitions	─	(523)
Net cash used in investing activities	(674)	(28,568)

Financing activities:
Proceeds from line of credit	270,084	19,000
Payments on line of credit	(278,884)	(22,000)
Proceeds from employee stock purchase plan	634	469
Payments on debt	135	(129)
Payment on deferred financing fees	(1,881)	─
Noncontrolling interest distributions	(5,763)	(5,167)
Withholding taxes paid on stock-based compensation	(4,095)	(2,744)
Purchase of additional controlling interest	(55)	(184)
Sale of noncontrolling interest	3,322	251
Net cash used in financing activities	(16,503)	(10,504)
Change in cash	12,521	3,704
Cash at beginning of period	2,849	3,264
Cash at end of period	$15,370	$6,968

Supplemental disclosures of cash flow information:
Interest paid	$3,112	$1,762
Income taxes paid	$2,139	$17,320

LHC GROUP, INC. AND SUBSIDIARIES SEGMENT INFORMATION (Amounts in thousands) (Unaudited)

	Three Months Ended June 30, 2018
	Home Health Services	Hospice Services	Home and Community- Based Services	Facility- Based Services	HCI	Total
Net service revenue	$360,276	$50,554	$52,753	$28,304	$10,137	$502,024
Cost of service revenue	230,293	33,493	40,349	19,307	6,204	329,646
General and administrative expenses	99,162	14,613	11,777	11,088	4,710	141,350
Operating income	30,821	2,448	627	(2,091)	(777)	31,028
Interest expense	(2,256)	(473)	(158)	(159)	(156)	(3,202)
Income (loss) before income taxes and noncontrolling interests	28,565	1,975	469	(2,250)	(933)	27,826
Income tax expense (benefit)	7,091	483	139	(313)	(230)	7,170
Net income (loss)	21,474	1,492	330	(1,937)	(703)	20,656
Less net income attributable to noncontrolling interests	3,810	412	(90)	(207)	(66)	3,859
Net income (loss) attributable to LHC Group, Inc.’s common stockholders	$17,664	$1,080	$420	$(1,730)	$(637)	$16,797
Total assets	$1,306,773	$189,447	$255,456	$66,665	$63,329	$1,881,670

	Three Months Ended June 30, 2017
	Home Health Services	Hospice Services	Home and Community- Based Services	Facility- Based Services	HCI	Total
Net service revenue	$192,409	$37,851	$10,746	$16,529	$ ─	$257,535
Cost of service revenue	117,606	24,473	7,986	11,093	─	161,158
General and administrative expenses	55,268	10,743	2,261	5,280	─	73,552
Operating income	19,535	2,635	499	156	─	22,825
Interest expense	(630)	(126)	(42)	(42)	─	(840)
Income from continuing operations before income taxes and noncontrolling interests	18,905	2,509	457	114	─	21,985
Income tax expense	6,757	849	180	6	─	7,792
Net income	12,148	1,660	277	108	─	14,193
Less net income attributable to noncontrolling interests	2,266	480	5	138	─	2,889
Net income (loss) attributable to LHC Group, Inc.’s common stockholders	$9,882	$1,180	$272	$(30)	$ ─	$11,304
Total assets	$466,308	$138,519	$33,292	$34,547	$ ─	$672,666

LHC GROUP, INC. AND SUBSIDIARIES SEGMENT INFORMATION (Continued) (Amounts in thousands) (Unaudited)

	Six Months Ended June 30, 2018
	Home Health Services	Hospice Services	Home and Community- Based Services	Facility- Based Services	HCI	Total
Net service revenue	$564,463	$93,180	$66,844	$58,454	$10,137	$793,078
Cost of service revenue	360,453	61,512	51,139	38,956	6,204	518,264
General and administrative expenses	165,452	27,910	15,075	20,234	4,710	233,381
Operating income	38,558	3,758	630	(736)	(777)	41,433
Interest expense	(3,343)	(690)	(230)	(232)	(157)	(4,652)
Income (loss) before income taxes and noncontrolling interest	35,215	3,068	400	(968)	(934)	36,781
Income tax expense (benefit)	7,813	594	124	(154)	(230)	8,147
Net income (loss)	27,402	2,474	276	(814)	(704)	28,634
Less net income attributable to noncontrolling interests	6,047	829	(70)	102	(66)	6,842
Net income (loss) attributable to LHC Group, Inc.’s common stockholders	$21,355	$1,645	$346	$(916)	$(638)	$21,792

	Six Months Ended June 30, 2017
	Home Health Services	Hospice Services	Home and Community- Based Services	Facility- Based Services	HCI	Total
Net service revenue	$373,067	$73,799	$21,287	$33,631	$ ─	$501,784
Cost of service revenue	229,692	47,746	15,934	22,156	─	315,528
General and administrative expenses	109,190	21,149	4,572	10,652	─	145,563
Operating income	34,185	4,904	781	823	─	40,693
Interest expense	(1,215)	(243)	(81)	(81)	─	(1,620)
Income from continuing operations before income taxes and noncontrolling interest	32,970	4,661	700	742	─	39,073
Income tax expense	11,010	1,508	263	184	─	12,965
Net income	21,960	3,153	437	558	─	26,108
Less net income attributable to noncontrolling interests	4,294	766	13	264	─	5,337
Net income attributable to LHC Group, Inc.’s common stockholders	$17,666	$2,387	$424	$294	$ ─	$20,771

LHC GROUP, INC. AND SUBSIDIARIES SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Key Data:
Home-Health Services:
Locations	568	315	568	315
Acquired	253	12	254	23
De novo	–	–	–	–
Divested/Consolidated	(4)	(2)	(5)	(3)
Total new admissions	93,905	47,436	147,028	94,721
Medicare new admissions	59,012	29,765	92,040	59,584
Average daily census	76,708	43,143	76,516	42,397
Average Medicare daily census	51,279	29,554	51,290	29,306
Medicare completed and billed episodes	96,370	53,238	150,690	104,999
Average Medicare case mix for completed and billed Medicare episodes	1.10	1.09	1.10	1.08
Average reimbursement per completed and billed Medicare episodes	$2,975	$2,787	$2,925	$2,753
Total visits	2,505,210	1,418,908	4,000,328	2,726,906
Total Medicare visits	1,703,373	980,033	2,712,798	1,900,591
Average visits per completed and billed Medicare episodes	17.7	18.4	18.0	18.4
Organic growth:(1)
Net revenue	9.0%	11.9%	9.0%	9.9%
Net Medicare revenue	5.1%	6.4%	4.9%	5.6%
Total new admissions	7.9%	10.4%	7.2%	11.0%
Medicare new admissions	5.4%	6.4%	4.8%	7.0%
Average daily census	2.3%	4.9%	2.9%	4.5%
Average Medicare daily census	-1.0%	-0.1%	-0.8%	-0.6%
Medicare completed and billed episodes	2.4%	-0.8%	1.0%	0.3%

Home and Community-Based Services:
Locations	80	11	80	11
Acquired	64	–	64	–
De novo	–	–	4	–
Divested/Consolidated	–	–	–	–
Average daily census	14,557	1,746	14,528	1,712
Billable hours	2,227,831	381,107	2,706,614	752,780
Revenue per billable hour	$24.13	$28.46	$25.15	$28.78

Hospice-Based Services:
Locations	106	87	106	87
Acquired	15	13	15	21
De novo	–	–	–	–
Divested/Consolidated	–	–	–	–
Admissions	4,528	3,224	8,582	6,276
Average daily census	3,659	3,029	3,399	2,926
Patient days	332,978	275,630	615,198	529,548
Average revenue per patient day	$154	$140	$154	$142

Facility-Based Services:
Long-term Acute Care
Locations	12	8	12	8
Acquired	–	–	–	–
Divested/Consolidated	(2)	–	(2)	–
Patient days	19,983	13,075	41,037	26,807
Average revenue per patient day	$1,386	$1,083	$1,361	$1,085
Occupancy rate	69.7%	76.4%	70.2%	78.8%
(1)	Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.

LHC GROUP, INC. AND SUBSIDIARIES RECONCILIATION OF REVENUE AFTER ADOPTION OF ASU 2014-09 (Amounts in thousands, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net Service Revenue, pre-adoption	$509,742	$260,210	$805,722	$506,828
Less: Implicit price concession(1)	7,718	2,675	12,644	5,044
Net Service Revenue, post-adoption	$502,024	$257,535	$793,078	$501,784

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC. (Amounts in thousands, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income attributable to LHC Group, Inc.’s common stockholders	$16,797	$11,304	$21,792	$20,771
Add (net of tax):
AFAM merger/acquisition expenses(2)	5,860	─	12,171	─
Closures/relocations(3)	2,464	─	2,464	─
Income tax effect of adjustments to income(4)	689	─	689	─
Adjusted net income attributable to LHC Group, Inc.’s common stockholders	$25,810	$11,304	$37,116	$20,771

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC. PER DILUTED SHARE (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income attributable to LHC Group, Inc.’s common stockholders	$0.55	$0.63	$0.89	$1.16
Add (net of tax):
AFAM merger/acquisition expenses(2)	0.19	─	0.50	─
Closures/relocations(3)	0.08	─	0.11	─
Income tax effect of adjustments to income(4)	0.02	─	0.02	─
Adjusted net income attributable to LHC Group, Inc.’s common stockholders	$0.84	$0.63	$1.52	$1.16

(1)	All amounts previously classified as provision for bad debts are now classified as implicit price concessions in determining the transaction price of the Company's net service revenue.
(2)	Transaction expenses and transition costs associated with the merger between LHC Group and Almost Family ($8.4 million pre-tax).
(3)

Expenses associated with the closure, relocation or consolidation of four home health agencies and two long-term acute care hospitals. Costs include $1.5 million for intangibles impairment and lease termination charges ($3.5 million pre-tax).

(4)	Effective tax rate increased to 29.9% due to certain deal and transaction costs that are not deductible related to the merger. We continue to anticipate a normalized effective tax rate of 28% to 29% and have used that rate in the presentation of adjusted net income attributable to LHC Group and adjusted net income attributable to LHC Group per diluted share.
We have included certain financial measures in this press release, including adjusted net income attributable to LHC Group and adjusted net income attributable to LHC Group per diluted share, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define adjusted net income attributable to LHC Group as net income attributable to LHC Group adjusted for the AFAM merger/acquisition and other closure costs. We define adjusted net income attributable to LHC Group per diluted share as net income attributable to LHC Group adjusted for the AFAM merger/acquisition and other closure costs divided by weighted average diluted shares outstanding.

Adjusted net income attributable to LHC Group and adjusted net income attributable to LHC Group per diluted share are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). Adjusted net income attributable to LHC Group and adjusted net income attributable to LHC Group per diluted share are not measures of our financial performance under GAAP and should not be considered as alternatives to net income attributable to LHC Group, net income attributable to LHC Group per diluted share or any other performance measures derived in accordance with GAAP. Our measurements of adjusted net income attributable to LHC Group and adjusted net income attributable to LHC Group per diluted share may not be comparable to similarly titled measures of other companies. We have included information concerning adjusted net income attributable to LHC Group and adjusted net income attributable to LHC Group per diluted share in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present adjusted net income and adjusted net income per diluted share when reporting their results. Our presentation of adjusted net income attributable to LHC Group and adjusted net income attributable to LHC Group per diluted share should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

CONTACT:
LHC Group, Inc.
Eric Elliott, 337-233-1307
Senior Vice President of Finance
eric.elliott@lhcgroup.com